Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

January 29, 2014

The Board of Directors

HeartWare International, Inc.

205 Newbury Street, Suite 101

Framingham, Massachusetts 01701

HeartWare International, Inc.

Ladies and Gentlemen:

We have acted as counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 226,076 shares of the Company’s common stock, par value $0.001 per share (the “Closing Shares”), pursuant to the Agreement and Plan of Merger dated as of December 1, 2013 (the “Merger Agreement”), among the Company, Chronos Merger Sub Inc., a Delaware corporation, and indirect wholly-owned subsidiary of the Company, CircuLite, Inc., a Delaware corporation (“CircuLite”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the CircuLite securityholder representative, and the issuance and sale of up to 235,481 additional shares of the Company’s common stock, par value $0.001 per share (the “Relaunch Milestone Shares” and, together with the Closing Shares, the “Shares”) pursuant to the terms of the Merger Agreement, without further consideration upon the satisfaction of certain conditions specified in the Merger Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a) The automatic Registration Statement on Form S-3 (such registration statement, including the base prospectus contained therein and the documents

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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, relating to the offering from time to time pursuant to Rule 415 of the Company’s common stock, preferred stock, debt securities and warrants generally.

(b) The prospectus supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, relating to the resale of the Shares from time to time by the selling stockholders named therein (the “Prospectus Supplement”).

(c) The certificate of incorporation and bylaws of the Company, as amended through the date hereof.

(d) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Merger Agreement and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Closing Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

2. The Relaunch Milestone Shares have been duly authorized, and when and to the extent they are issued in accordance with the Merger Agreement without further consideration upon satisfaction of the conditions specified in the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinions are limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed on the date hereof and its incorporation by reference into the Registration Statement and to the use of our name therein and in the Prospectus Supplement, which will be deemed part of the Registration Statement, under the caption “Legal Matters.” We do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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